SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act
Date of Report: July 26, 2005
(Date of Earliest Event Reported)
INCOME OPPORTUNITY REALTY
INVESTORS, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada (State or other jurisdiction of incorporation)	001-14784 (Commission File No.)	75-2615944 (I.R.S. Employer Identification No.)
1755 Wittington Place, Suite 340
Dallas, Texas 75234
(Address of principal executive offices)
214-750-5800
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.
     (a) On July 18, 2005, in response to a comment raised by the Staff of the Securities and Exchange Commission (the “SEC”) concerning Income Opportunity Realty Investors, Inc.’s (“IOT” or the “Company” or the “Registrant”) disclosure concerning partnerships formed with Metra Capital LLC (“Metra”), Management identified an accounting error in the financial statements related to the total Metra transactions. With guidance from the Registrant’s auditors, Management determined that the error needs to be corrected. The error involved the establishment of a process involving the deferral of operating income or expense from the Metra properties until the sale of the property, which set up an additional inter-company account with Metra that could have a receivable or payable balance. Management of IOT worked through a materiality review with guidance from the Registrant’s auditors for the periods involved and determined that the operational income or expense deferral resulting was not material to the historic period 2002 but was material for 2003. The result is that Management of IOT has concluded that changes should be made in its financial statements for the year ending December 31, 2003, and corrections carried forward for the year ending December 31, 2004, and for the quarter ended March 31, 2005. The resulting impact on the prior periods’ operations from the necessary corrections will be to decrease net income for the year ended December 31, 2003 by $436,000 from a reported $1,782,000 to $1,346,000, and a decrease on a per share basis from a reported $1.24 per share to $0.94 per share. The changes for the fiscal year ended December 31, 2004 will result in a decrease in net income by $64,000 from a reported $5,492,000 to $5,428,000, an overall decrease in net income per share by $0.04 from a reported $3.95 per share to $3.91 per share. The resulting impact in the financial statements for the quarter ended March 31, 2005 will be an increase in net income by $54,000 from a reported $239,000 to $293,000, or an increase by $0.04 per share from a reported $0.17 per share to $0.21 per share. Other changes will also be required in such financial statements.
     As a result of the foregoing, on July 26, 2005, the Company’s Management and Audit Committee concluded that the Company’s previously reported 2003 annual financial statements included in the Company’s 2003 Annual Report on Form 10-K and 2004 Annual Report on Form 10-K, should no longer be relied upon, and such 2003 annual financial statements will accordingly be amended and restated. The Company intends to file an amendment on Form 10-K/A for the years ended December 31, 2003 and December 31, 2004, and Form 10-Q/A for the quarter ended March 31, 2005 in order to restate such 2003 annual financial statements in its prior filings and to carry forward such changes in its current filings, and expects to make such filings concurrently with or prior to the filing of its 2005 second quarter Form 10-Q due August 15, 2005.
     The foregoing has been discussed with IOT’s independent registered public accounting firm.
     A “material weakness” is a control deficiency, or combination of control deficiencies, that results in more than a remote likelihood that a material misstatement of annual or interim financial statements will not be prevented or detected. Because of the error described above, Management is reviewing all controls currently in place with a view toward implementation of any changes which might improve the control process to further insure the prevention of any future similar error. The controls and procedures currently in place for IOT are different from the controls in place during April — December 2002, none of the personnel involved in the establishment of the original process involving the Metra transactions are currently involved with or perform work for IOT, the current independent registered public accounting firm for IOT is different from the independent auditors for IOT for 2002, and Management believes that the likelihood of a failure to detect a similar error at the outset is remote. Management also believes that any deficiency that may have existed in 2002 in the internal controls has now been remediated.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly-caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly-authorized.

Dated: August 1, 2005.	INCOME OPPORTUNITY REALTY INVESTORS, INC.
	By:	/s/ Robert N. Crouch II
Robert N. Crouch II, Executive Vice
President, Chief Financial Officer and Acting Principal Executive Officer